                                                                    EXHIBIT 99.1




                               PAGODA CORPORATION

                            1998 STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.       Purpose...........................................................  1

2.       Definitions.......................................................  1
         (a)    "Board"....................................................  1
         (b)    "Change in Control"........................................  1
         (c)    "Code".....................................................  1
         (d)    "Committee"................................................  1
         (e)    "Common Stock".............................................  2
         (f)    "Company"..................................................  2
         (g)    "Consultant"...............................................  2
         (h)    "Employee".................................................  2
         (i)    "Exercise Price"...........................................  2
         (j)    "Fair Market Value"........................................  2
         (k)    "Incentive Stock Option"...................................  2
         (l)    "Non-Employee Director"....................................  2
         (m)    "Nonstatutory Option"......................................  2
         (n)    "Offeree"..................................................  2
         (o)    "Option"...................................................  2
         (p)    "Optionee".................................................  2
         (q)    "Parent"...................................................  2
         (r)    "Plan".....................................................  2
         (s)    "Purchase Price"...........................................  2
         (t)    "Service"..................................................  2
         (u)    "Stock Option Agreement"...................................  2
         (v)    "Stock Purchase Agreement".................................  2
         (w)    "Subsidiary"...............................................  3
         (x)    "Ten Percent Stockholder"..................................  3

3.       Administration....................................................  4
         (a)    Committees of the Board....................................  4
         (b)    Authority of the Board.....................................  4

4.       Eligibility.......................................................  4

5.       Stock Subject to Plan.............................................  4
         (a)    Basic Limitation...........................................  4
         (b)    Additional Shares..........................................  4

6.      Terms and Conditions of Grants or Sales............................  4
         (a)    Stock Purchase Agreement...................................  4
         (b)    Duration of Offers and Nontransferability of Rights........  5
         (c)    Purchase Price.............................................  5



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
         (d)    Withholding Taxes..........................................  5
         (e)    Restrictions on Transfer of Common Stock...................  5

7.       Terms and Conditions of Options...................................  5
         (a)    Stock Option Agreement.....................................  5
         (b)    Number of Shares...........................................  6
         (c)    Exercise Price.............................................  6
         (d)    Withholding Taxes..........................................  6
         (e)    Vesting/Exercisability.....................................  6
         (f)    Term.......................................................  7
         (g)    Nontransferability.........................................  7
         (h)    Exercise of Options on Termination of Service..............  7
         (i)    No Rights as a Stockholder.................................  7
         (j)    Modification, Extension and Assumption of Options..........  7
         (k)    Restrictions on Transfer...................................  7

8.       Forms of Payment..................................................  8
         (a)    General Rule...............................................  8
         (b)    Surrender of Stock.........................................  8
         (c)    Promissory Notes...........................................  8
         (d)    Exercise/Sale..............................................  8
         (e)    Exercise/Pledge............................................  8

9.       Adjustments Upon Changes in Common Stock..........................  9
         (a)    General....................................................  9
         (b)    Mergers and Consolidations.................................  9
         (c)    Reservation of Rights...................................... 10

10.      Legal Requirements................................................ 10
         (a)    Restrictions on Issuance................................... 10
         (b)    Financial Reports.......................................... 10

11.      No Employment Rights.............................................. 10

12.      Duration and Amendments........................................... 11
         (a)    Term of the Plan........................................... 11
         (b)    Right to Amend or Terminate the Plan....................... 11
         (c)    Effect of Amendment or Termination......................... 11

13.      Execution......................................................... 11

                               PAGODA CORPORATION

                            1998 STOCK INCENTIVE PLAN

                       ADOPTED BY THE BOARD JULY 27, 1998


       1. Purpose.

       The purpose of the Plan is to offer selected employees, directors and consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, to encourage such persons to remain in the employ of the Company and to attract new employees with outstanding qualifications.

       The Plan provides for the direct grant or sale of Common Stock and for the grant of Options to purchase Common Stock. Options granted under the Plan may include Nonstatutory Options as well as Incentive Stock Options intended to qualify under section 422 of the Internal Revenue Code.

       2. Definitions.

       (a) "Board" shall mean the Board of Directors of the Company, as constituted from time to time.

       (b) "Change in Control" shall mean any one of the following events:

              (i) The consummation of a merger, consolidation or other reorganization of the Company (other than a reincorporation of the Company), if after giving effect to such merger, consolidation or other reorganization of the Company, the stockholders of the Company immediately prior to such merger, consolidation or other reorganization do not represent a majority in interest of the holders of voting securities (on a fully diluted basis) with the ordinary voting power to elect directors of the surviving or resulting entity after such merger, consolidation or other reorganization; provided, however, that in no event shall the initial public offering of the Company's common stock constitute a Change in Control; or

              (ii) The sale of all or substantially all of the assets of the Company to a third party who is not an affiliate of the Company.

       (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

       (d) "Committee" shall mean a committee consisting of one or more members of the Board that is appointed by the Board to administer the Plan.

       (e) "Common Stock" means the Company's common stock.

       (f) "Company" shall mean Pagoda Corporation, a Delaware corporation.



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       (g) "Consultant" shall mean an individual who performs bona fide services to the Company, a Parent or a Subsidiary other than as an Employee or a member of the Board.

       (h) "Employee" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

       (i) "Exercise Price" shall mean the amount for which one share of Common Stock may be purchased upon exercise of an Option, as specified by the Board in the applicable Stock Option Agreement.

       (j) "Fair Market Value" shall mean the fair market value of a share of Common Stock, as determined by the Board in good faith. Such determination shall be conclusive and binding on all persons.

       (k) "Incentive Stock Option" or "ISO" shall mean an incentive stock option described in Code section 422(b).

       (l) "Non-Employee Director" shall mean a member of the Board who is not an Employee.

       (m) "Nonstatutory Option" or "NSO" shall mean a stock option that is not an ISO.

       (n) "Offeree" shall mean an individual to whom the Board has offered the right to acquire Common Stock other than upon exercise of an Option.

       (o) "Option" shall mean an ISO or NSO granted under the Plan entitling the holder to purchase Common Stock.

       (p) "Optionee" shall mean an individual who holds an Option.

       (q) "Parent" shall have the meaning set forth in section 424(e) of the Code.

       (r) "Plan" shall mean this 1998 Stock Incentive Plan.

       (s) "Purchase Price" shall mean the consideration for which one share of Common Stock may be acquired under the Plan pursuant to a grant or sale under
Section 6, as specified by the Board.

       (t) "Service" shall mean service as an Employee, Non-Employee Director or Consultant.

       (u) "Stock Option Agreement" shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to an Option.

       (v) "Stock Purchase Agreement" shall mean the agreement between the Company and an Offeree who acquires Common Stock under the Plan (other than pursuant to an Option) that contains the terms, conditions and restrictions pertaining to the acquisition of such Common Stock.



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       (w) "Subsidiary" shall have the meaning set forth in section 424(f) of the Code. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

       (x) "Ten Percent Stockholder" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.

       3. Administration.

       (a) Committees of the Board. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to a Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee. Any reference to the Board in the Plan shall be construed as a reference to the Committee (if any) to whom the Board has assigned a particular function.

       (b) Authority of the Board. Subject to the provisions of the Plan, the Board shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board shall be final and binding on all parties who have an interest in the Plan or any option or shares issued thereunder.

       4. Eligibility.

       Only Employees, Non-Employee Directors and Consultants shall be eligible for the grant of Options or the direct grant or sale of Common Stock. Only Employees shall be eligible for the grant of ISOs.

       5. Stock Subject to Plan.

       (a) Basic Limitation. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued under the Plan shall not exceed two million (2,000,000) shares, subject to adjustment pursuant to Section 9.

       (b) Additional Shares. If any outstanding Option or other right to acquire Common Stock for any reason expires or is canceled, forfeited or otherwise terminated, the Common Stock allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. If shares of Common Stock issued under the Plan are reacquired by the Company pursuant to any right of repurchase or right of first refusal, such shares of Common Stock shall again be available for the purposes of the Plan, except such shares shall not be available for ISOs.



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       6. Terms and Conditions of Grants or Sales.

       (a) Stock Purchase Agreement. Each grant or sale of Common Stock under the Plan other than upon exercise of an Option shall be evidenced by a Stock Purchase Agreement between the Offeree and the Company. Such grant or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Board deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

       (b) Duration of Offers and Nontransferability of Rights. Any right to acquire Common Stock under the Plan other than an Option shall automatically expire if not exercised by the Offeree within the number of days specified by the Board and communicated to the Offeree. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

       (c) Purchase Price. The Purchase Price shall be established by the Board and set forth in the Stock Purchase Agreement and, to the extent required to comply with the California Corporations Code or the regulations thereunder, shall not be less than eighty-five percent (85%) of Fair Market Value (one hundred percent (100%) for Ten Percent Stockholders). The Purchase Price shall be payable in a form described in Section 8 or, in the discretion of the Board, in consideration for past services rendered to the Company or for its benefit.

       (d) Withholding Taxes. As a condition to the purchase of Common Stock, the Offeree shall make such arrangements as the Board may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such purchase.

       (e) Restrictions on Transfer of Common Stock. No Common Stock granted or sold under the Plan may be sold, made the subject of any short sale or loan, hypothecated, pledged, optioned or otherwise transferred or disposed of by the Offeree for such period of time not to exceed one hundred eighty (180) days following the effective date of a registration statement covering securities of the Company filed under the Securities Act of 1933, as amended, unless such restriction is consented to or waived by the managing underwriter. Subject to the preceding sentence, any Common Stock granted or sold under the Plan shall be subject to such special conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine. Such restrictions shall apply in addition to any general restrictions that may apply to all holders of Common Stock.

       7. Terms and Conditions of Options.

       (a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Board deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.



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       (b) Number of Shares. Each Stock Option Agreement shall specify the number of shares of Common Stock that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a NSO. To the extent that the aggregate Fair Market Value of the Common Stock subject to ISOs that are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as NSOs. For purposes of this
Section 7(b), ISOs shall be taken into account in the order in which they were granted. The Fair Market Value of the Common Stock shall be determined as of the time the Option with respect to such Common Stock is granted.

       (c) Exercise Price. An Option's Exercise Price shall be established by the Board and set forth in a Stock Option Agreement. The Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value (one hundred ten percent (110%) for Ten Percent Stockholders) on the date of grant. The Exercise Price of a NSO shall not be less than eight-five percent (85%) of the Fair Market Value (one hundred ten percent (110%) for Ten Percent Stockholders) on the date of grant. The Exercise Price shall be payable in a form described in Section 8. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set prescribed in this paragraph if the Option grant is attributable to the issuance or assumption of an option in a transaction to which Code section 424(a) applies.

       (d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Common Stock acquired by exercising an Option.

       (e) Vesting/Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to vest or become exercisable. To the extent required to comply with the California Corporations Code or the regulations thereunder, an Option granted to Employees who are not officers shall vest and become exercisable no less rapidly than the rate of twenty percent (20%) per year for each of the first five (5) years from the date of grant. Subject to the preceding sentence, the vesting of any Option shall be determined by the Board in its sole discretion. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested, subject to the Company's right of repurchase over any shares acquired under the unvested portion of the Option (an "early exercise"), which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. A Stock Option Agreement may, but need not, provide for full or partial vesting in connection with a Change in Control.

       (f) Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed ten (10) years from the date of grant (five
(5) years in the case of an ISO granted to a Ten Percent Stockholder). Subject to the preceding sentence, the Board at its sole discretion shall determine when an Option is to expire.



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       (g) Nontransferability. No Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

       (h) Exercise of Options on Termination of Service. To the extent required to comply with the California Corporations Code or the regulations thereunder, each Stock Option Agreement shall provide that the Optionee shall have the right to exercise the Option following termination of the Optionee's Service, during the Option's term, for at least thirty (30) days following termination of Service for any reason except cause, death or disability, and for at least six
(6) months following termination of Service due to death or disability.

       (i) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Common Stock covered by an Option until such person becomes entitled to receive such Common Stock by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

       (j) Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of shares of Common Stock and at the same or a different Exercise Price. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, impair the Optionee's rights or increase the Optionee's obligations under such Option.

       (k) Restrictions on Transfer. No shares of Common Stock issued upon exercise of an Option may be sold or otherwise transferred or disposed of by the Optionee during the one hundred eighty (180) day period following the effective date of a registration statement covering securities of the Company filed under the Securities Act of 1933 (unless such restriction is consented to or waived by the managing underwriter). Subject to the preceding sentence, any Common Stock issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Common Stock generally. Any right to repurchase an Optionee's Common Stock at the original Exercise Price upon termination of the Optionee's Service shall lapse at least as rapidly as the schedule set forth in Subsection (e) above. Any such repurchase right may be exercised only within ninety (90) days after the termination of the Optionee's Service for cash or for cancellation of indebtedness incurred in purchasing the Common Stock.

       8. Forms of Payment.

       (a) General Rule. The entire Purchase Price or Exercise Price shall be payable in cash or cash equivalents acceptable to the Company at the time of exercise or purchase, except as otherwise provided in this Section 8.



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       (b) Surrender of Stock. To the extent that a Stock Option Agreement or
Stock Purchase Agreement so provides, payment may be made all or in part with Common Stock that has already been owned by the Optionee or the Optionee's representative for any time period specified by the Board and that are surrendered to the Company in good form for transfer. Such Common Stock shall be valued at Fair Market Value on the date when the new Common Stock is purchased under the Plan.

       (c) Promissory Notes. To the extent that a Stock Option Agreement or Stock Purchase agreement so provides, payment may be made all or in part with a full recourse promissory note executed by the Optionee. The interest rate and other terms and conditions of such note shall be determined by the Board. The Board may require that the Optionee pledge his or her Common Stock to the Company for the purpose of securing the payment of such note. In no event shall the stock certificate(s) representing such Common Stock be released to the Optionee until such note is paid in full, unless otherwise provided in the Stock Option Agreement or Stock Purchase Agreement.

       (d) Exercise/Sale. To the extent that a Stock Option Agreement so provides, and if the Common Stock is publicly traded, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

       (e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, and if the Common Stock is publicly traded, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Stock being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

       9. Adjustments Upon Changes in Common Stock.

       (a) General. In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in Common Stock, a declaration of an extraordinary dividend payable in a form other than Common Stock in an amount that has a material effect on the value of Common Stock, a combination or consolidation of the outstanding Common Stock into a lesser number of shares, a recapitalization, a reclassification or a similar occurrence, the Board shall make appropriate adjustments in one or more of (i) the number of shares of Common Stock available for future grants of Options or other rights to acquire Common Stock under Section 5, (ii) the number of shares of Common Stock covered by each outstanding Option or other right to acquire Common Stock or (iii) the Exercise Price of each outstanding Option or the Purchase Price of each other right to acquire Common Stock.

       (b) Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding Options or other rights to acquire Common Stock shall be subject to the agreement of merger or reorganization. Such agreement, without an Optionee's consent, may provide for:



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              (i) The continuation of such outstanding Options by the Company
       (if the Company is the surviving corporation);

              (ii) The assumption of the Plan and such outstanding Options by the surviving corporation or its parent;

              (iii) The substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options; or

              (iv) The cancellation of such outstanding Options to the extent not exercised before the merger or consolidation; provided, however, that if the Optionee is an Employee, (A) the option vesting start date will be set back an additional twelve (12) months, so that the Optionee is credited with an additional twelve (12) months of vesting; and (B) such cancellation shall not occur unless the Optionee has received either an opportunity to exercise the vested portion of the Options prior to cancellation or a cash payment equal in value to the built-in option gain on the vested portion of the Options, less applicable withholding.

       In the event that an Option of an Employee continues following a Change in Control, and an Optionee's employment is terminated without cause within twelve (12) months following the consummation of the Change in Control, then the Option vesting start date will be set back an additional twelve (12) months, so that the Optionee is credited with an additional twelve (12) months of vesting. For purposes of this Subsection 9(b) only, "cause" shall mean termination of employment for (i) conduct materially detrimental to the employer, (ii) conviction or plea of nolo contendere to a felony or (iii) any intentional misconduct that the employer reasonably believes would make it impracticable for the Employee to discharge substantially all of Employee's duties.

       (c) Reservation of Rights. Except as provided in this Section 9, an Optionee or Offeree shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Option, or the number of shares subject to any other right to acquire Common Stock and/or the Exercise Price or Purchase Price. The grant of an Option or other right to acquire Common Stock pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

       10. Legal Requirements.

       (a) Restrictions on Issuance. Common Stock shall not be issued under the Plan unless the issuance and delivery of such Common Stock complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations,



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

and the regulations of any stock exchange on which the Company's securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency that the Company determines is necessary or advisable.

       (b) Financial Reports. To the extent required to comply with the California Corporations Code or the regulations thereunder, not less often than annually the Company shall furnish to Optionees and Offerees Company summary financial information including a balance sheet regarding the Company's financial condition and results of operations, unless such Optionees or Offerees have duties with the Company that assure them access to equivalent information. Such financial statements need not be audited.

       11. No Employment Rights.

       No provision of the Plan, nor any Option granted or other right to acquire Common Stock granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee, Consultant or Non-Employee Director. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason.

       12. Duration and Amendments.

       (a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company's stockholders. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any Option grants or other right to acquire Common Stock already made shall be null and void, and no additional Option grants or other right to acquire Common Stock shall be made after such date. The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date pursuant to Subsection (b) below.

       (b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time. Rights under any Option granted or other right to acquire Common Stock granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the Optionee or Offeree. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

       (c) Effect of Amendment or Termination. No Common Stock shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Common Stock previously issued or Option previously granted under the Plan.

              [the remainder of this page intentionally left blank]



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       13. Execution.

       To record the adoption of the Plan, the Company has caused its authorized officer to execute the same.

                                            PAGODA CORPORATION



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